2Q21 Financial Results July 13, 2021

2Q21 Financial highlights 1 Pretax Net income EPS Firmwide credit reserve release $3,026 $2,300 $0.75 1 See note 3 on slide 11 2 3 4 See note 2 on slide 11 5 See note 1 on slide 11 6 7 See note 6 on slide 12 8 Includes the net impact of employee issuances. See note 4 on slide 12 ROTCE1 23% Net payout LTM3 45% CET1 capital ratios2 Std. 13.0% | Adv. 13.8% Significant item ($mm, excluding EPS) Capital distributed Income statement Balance sheet 2Q21 net income of $11.9B and EPS of $3.78 Excluding credit reserve releases4, net income of $9.6B, EPS of $3.03 and ROTCE of 18% Managed revenue of $31.4B5 Expense of $17.7B and managed overhead ratio of 56%5 Loans6,7: average loans of $1.0T flat YoY and up 1% QoQ Deposits: average deposits of $2.3T up 23% YoY and up 4% QoQ Basel III CET1 capital of $209B2 Standardized CET1 capital ratio of 13.0%2; Advanced CET1 capital ratio of 13.8%2 Common dividend of $2.7B or $0.90 per share $5.9B of common stock net repurchases in 2Q218

2Q21 1Q21 2Q20 Net interest income $12.9 ($0.1) ($1.1) Noninterest revenue 18.5 (1.6) (1.3) Managed revenue1 31.4 (1.7) (2.4) Expense 17.7 (1.1) 0.7 Credit costs (2.3) 1.9 (12.8) Net income $11.9 ($2.4) $7.3 Net income applicable to common stockholders $11.5 ($2.4) $7.2 $3.78 ($0.72) $2.40 ROE2 18% 23% 7% ROTCE2,3 23 29 9 1,2 56 57 50 Memo: Adjusted expense 4 $17.5 ($1.2) $0.7 Memo: Adjusted overhead ratio 1,2,4 56% 56% 50% $ O/(U) $B 2Q21 1Q21 2Q20 Net charge-offs $0.7 $1.1 $1.6 Reserve build/(release) (3.0) (5.2) 8.9 Credit costs ($2.3) ($4.2) $10.5 2Q21 ROE O/H ratio CCB 44% 55% CIB 23% 49% CB 23% 40% AWM 32% 63% 2Q21 Financial results1 2 $B, except per share data 2Q21 Tax rate Effective rate: 20.9%5 Managed rate: 25.4%1,6 Note: Totals may not sum due to rounding 1 See note 1 on slide 11 2 Actual numbers for all periods, not over/(under) 3 See note 3 on slide 11 4 See note 4 on slide 11 5 See note 3 on slide 12 6 Reflects fully taxable-

Consumer Card $11.2 $17.8 $14.3 ($1.8) $12.5 Home Lending 2.0 3.2 1.4 (0.6) 0.8 Other Consumer1 1.0 1.9 1.5 (0.2) 1.3 Total Consumer 14.2 22.9 17.1 (2.6) 14.5 Wholesale1 4.4 11.4 8.4 (0.4) 8.0 Securities 0.0 0.0 0.1 (0.0) 0.1 Firmwide $18.6 $34.3 $25.6 ($3.0) $22.6 Jan 1, 2020 2Q21 Build / (release) Jun 30, 2021Mar 31, 2021Jun 30, 2020 2Q21 Reserves 3 Allowance for credit losses ($B) Note: Totals may not sum due to rounding 1 -rated Business Banking and Auto dealer portfolios that are classified in Wholesale

Fortress balance sheet 4 2Q21 1Q21 2Q20 Risk-based capital metrics1 CET1 capital $209 $206 $191 13.0% 13.1% 12.4% 13.8 13.7 13.2 Leverage-based capital metric2 Firm SLR 5.4% 6.7% 6.8% Liquidity metrics3 Firm LCR 111% 110% 117% Bank LCR 171 166 140 Total excess HQLA $558 $505 $344 HQLA and unencumbered marketable securities 1,570 1,538 1,257 Balance sheet metrics Total assets (EOP)4 $3,684 $3,689 $3,213 Deposits (average) 2,324 2,225 1,891 Tangible book value per share5 68.91 66.56 61.76 1 Estimated for the current period. See note 1 on slide 12 2 ary exclusions of U.S. Treasury securities and deposits at Federal Reserve Banks, which became effective April 1, 2020 and remained in effect through March 31, 2021 3 B 4 See note 3 on slide 12 5 See note 3 on slide 11 The Board intends to increase the dividend to $1.00 per share in 3Q21 Indicative 2021 Stress Capital Buffer (SCB) of 3.2% will be integrated into the -based capital requirements, effective October 1, 2021 $B, except per share data Capital actions Firm SLR excl. temporary relief2 for 1Q21 and 2Q20: 5.5%, 5.7%

CCB CIB CB AWM Corp.

Consumer & Community Banking[1]

Selected income statement data ($mm)

		$ O/(U)	
	2Q21	1Q21	2Q20
Revenue	**$12,760**	**$243**	**$402**
Consumer & Business Banking	6,016	381	768
Home Lending	1,349	(109)	(338)
Card & Auto	5,395	(29)	(28)
Expense	**7,062**	**(140)**	**295**
Credit costs	**(1,868)**	**1,734**	**(7,696)**
Net charge-offs (NCOs)	732	(291)	(546)
Change in allowance	(2,600)	2,025	(7,150)
Net income	**$5,634**	**($1,094)**	**$5,810**

Financial performance

- **Net income of $5.6B vs. a net loss of $176mm in 2Q20**
- **Revenue** of $12.8B, up 3% YoY
- **Expense** of $7.1B, up 4% YoY, driven by continued investments and higher volume- and revenue-related expense
- **Credit costs**: net benefit of $1.9B
  - Card: $1.8B reserve release vs. $2.9B build in 2Q20
  - HL: $600mm reserve release vs. $900mm build in 2Q20
  - CBB: $125mm reserve release vs. $490mm build in 2Q20
  - Auto: $75mm reserve release vs. $310mm build in 2Q20

Key drivers / statistics ($B)[2]

	2Q21	1Q21	2Q20
Equity	$50.0	$50.0	$52.0
ROE	44%	54%	(2)%
Overhead ratio	55	58	55
Average loans[3]	$430.1	$434.0	$445.7
Average deposits	1,047.8	979.7	840.5
Active mobile customers (mm)	42.9	41.9	39.0
Debit & credit card sales volume[4]	$344.3	$290.3	$237.6

- Average loans down 3% YoY
- Average deposits up 25% YoY
- Active mobile customers up 10% YoY
- Debit & credit card sales volume up 45% YoY
- Client investment assets up 36% YoY

Key drivers / statistics ($B) – detail by business

	2Q21	1Q21	2Q20
Consumer & Business Banking			
Business Banking average loans[5]	$42.4	$43.5	$38.7
Business Banking loan originations[6]	2.2	10.0	23.0
Client investment assets (EOP)	673.7	637.0	494.4
Deposit margin	1.28%	1.29%	1.52%
Home Lending			
Average loans[3]	$177.4	$182.2	$199.5
Loan originations[7]	39.6	39.3	24.2
Third-party mortgage loans serviced (EOP)	463.9	443.2	482.4
Net charge-off/(recovery) rate	(0.19)%	(0.12)%	(0.01)%
Card & Auto			
Card average loans	$136.1	$134.9	$142.4
Auto average loans and leased assets	86.8	87.3	82.9
Auto loan and lease originations	12.4	11.2	7.7
Card net charge-off rate	2.24%	2.97%	3.33%
Credit Card net revenue rate	11.32	11.53	11.02
Credit Card sales volume[4]	$223.7	$183.7	$148.5

[1] See note 1 on slide 11 and notes 5 and 7 on slide 12
For additional footnotes see slide 13

5

JPMORGAN CHASE & CO.

CCB CIB CB AWM Corp.

Corporate & Investment Bank[1]

Selected income statement data ($mm)

	2Q21	$ O/(U) 1Q21	$ O/(U) 2Q20
Revenue	**$13,214**	**($1,391)**	**($3,169)**
Investment Banking revenue	3,424	573	23
Wholesale Payments	1,453	61	66
Lending	229	(36)	(41)
Total Banking	**5,106**	**598**	**48**
Fixed Income Markets	4,098	(1,663)	(3,240)
Equity Markets	2,689	(600)	309
Securities Services	1,088	38	(9)
Credit Adjustments & Other	233	236	(277)
Total Markets & Securities Services	**8,108**	**(1,989)**	**(3,217)**
Expense	**6,523**	**(581)**	**(289)**
Credit costs	**(79)**	**252**	**(2,066)**
Net income	**$4,985**	**($755)**	**($466)**

Key drivers / statistics ($B)[2]

	2Q21	1Q21	2Q20
Equity	$83.0	$83.0	$80.0
ROE	23%	27%	27%
Overhead ratio	49	49	42
Comp/revenue	27	30	24
IB fees ($mm)	$3,572	$2,988	$2,847
Average loans[3]	192.5	182.5	187.6
Average client deposits[4]	721.9	705.8	607.9
Merchant processing volume ($B)[5]	475.2	425.7	371.9
Assets under custody ($T)	32.1	31.3	27.4
ALL/EOP loans ex-conduits and trade[6]	1.53%	2.06%	2.87%
Net charge-off/(recovery) rate[6]	(0.03)	(0.02)	0.53
Average VaR ($mm)[7]	$41	$99	$127

Financial performance

- **Net income of $5.0B, down 9% YoY; revenue of $13.2B, down 19%**
- **Banking revenue**
  - IB revenue of $3.4B, up 1% YoY
    - IB fees up 25%, reflecting higher fees across all products
    - The prior year included $659mm of markups on held-for-sale positions in the bridge book[8]
  - Wholesale Payments revenue of $1.5B, up 5% YoY, driven by higher deposits and fees, predominantly offset by deposit margin compression
  - Lending revenue was $229mm, down 15% YoY, driven by lower net interest income, largely offset by lower mark-to-market losses on hedges of accrual loans
- **Markets & Securities Services revenue**
  - Markets revenue of $6.8B, down 30% YoY
    - Fixed Income Markets revenue of $4.1B, down 44% YoY, driven by lower revenue across products as compared with a favorable performance in the prior year
    - Equity Markets revenue of $2.7B, up 13% YoY, driven by record balances in prime brokerage, as well as strong performance in Cash Equities and derivatives
  - Securities Services revenue of $1.1B, down 1% YoY
- **Expense** of $6.5B, down 4% YoY, driven by lower revenue-related expense, primarily performance-related compensation, partially offset by higher volume-related expense

[1] See note 1 on slide 11 and note 5 on slide 12
For additional footnotes see slide 13

6

JPMORGAN CHASE & CO.

CCB CIB CB AWM Corp.

Commercial Banking[1]

Selected income statement data ($mm)

		$ O/(U)	
	2Q21	1Q21	2Q20
Revenue	**$2,483**	**$90**	**$83**
Middle Market Banking	1,009	93	139
Corporate Client Banking	851	0	(15)
Commercial Real Estate Banking	599	(5)	33
Other	24	2	(74)
Expense	**981**	**12**	**88**
Credit costs	**(377)**	**(259)**	**(2,808)**
Net income	**$1,420**	**$252**	**$2,101**

Key drivers / statistics ($B)[2]

	2Q21	1Q21	2Q20
Equity	$24.0	$24.0	$22.0
ROE	23%	19%	(13)%
Overhead ratio	40	40	37
Gross IB revenue ($mm)	$1,164	$1,129	$851
Average loans[3]	205.3	206.7	233.5
Average client deposits	290.3	291.0	237.0
Allowance for loan losses	2.6	3.1	4.7
Nonaccrual loans	1.0	1.1	1.4
Net charge-off/(recovery) rate[4]	0.01%	0.06%	0.14%
ALL/loans[4]	1.29	1.52	2.12

Financial performance

- **Net income of $1.4B vs. net loss of $681mm in 2Q20**
- **Revenue** of $2.5B, up 3% YoY, driven by higher revenue from investment banking, lending and wholesale payments, largely offset by the absence of a gain on a strategic investment in the prior year and lower deposit revenue
  - Gross IB revenue of $1.2B, up 37% YoY
- **Expense** of $981mm, up 10% YoY, predominantly driven by higher volume- and revenue-related expense and investments
- **Credit costs**: net benefit of $377mm
  - Net charge-offs were $3mm
- **Average loans** of $205B, down 12% YoY
  - C&I[5] down 19% YoY and down 1% QoQ
  - CRE[5] down 4% YoY and down 1% QoQ
- **Average deposits** of $290B, up 22% YoY as client balances remain elevated

[1] See note 1 on slide 11 and note 5 on slide 12
For additional footnotes see slide 13

7

JPMORGAN CHASE & CO.

CCB CIB CB AWM Corp.

Asset & Wealth Management[1]

Selected income statement data ($mm)

		$ O/(U)	
	2Q21	1Q21	2Q20
Revenue	**$4,107**	**$30**	**$677**
Asset Management	2,236	51	456
Global Private Bank[2]	1,871	(21)	221
Expense	**2,586**	**12**	**263**
Credit costs	**(10)**	**111**	**(233)**
Net income	**$1,153**	**($91)**	**$492**

Key drivers / statistics ($B)[3]

	2Q21	1Q21	2Q20
Equity	$14.0	$14.0	$10.5
ROE	32%	35%	24%
Pretax margin	37	40	26
Assets under management ("AUM")	$2,987	$2,833	$2,476
Client assets	4,044	3,828	3,241
Average loans	195.2	188.7	161.2
Average deposits	219.7	206.6	160.1

Financial performance

- **Net income of $1.2B, up 74% YoY**
- **Revenue** of $4.1B, up 20% YoY, largely driven by higher management fees and growth in deposit and loan balances, partially offset by deposit margin compression
- **Expense** of $2.6B, up 11% YoY, driven by higher volume- and revenue-related expense, primarily performance-related compensation and distribution expense
- **AUM** of $3.0T and client assets of $4.0T, up 21% and 25% respectively, driven by higher market levels, as well as net inflows into long-term products
  - Net inflows of $49B for long-term and $15B for liquidity products
- **Average loans** of $195B, up 21% YoY
- **Average deposits** of $220B, up 37% YoY

[1] See note 1 on slide 11 and note 7 on slide 12
[2] In the first quarter of 2021, the Wealth Management business was renamed Global Private Bank
[3] Actual numbers for all periods, not over/(under)

8

JPMORGAN CHASE & CO.

Corporate1 9 Financial performanceSelected income statement data ($mm) Revenue was a loss of $1.2B Net interest income was a loss of $961mm, down $274mm YoY, primarily on limited deployment opportunities as deposit growth continued The quarter included net investment securities losses of $155mm Expense: Noninterest expense of $515mm, up $368mm YoY 1 See note 1 on slide 11 CCB CIB CB AWM Corp. 2Q21 1Q21 2Q20 Revenue ($1,169) ($696) ($415) Expense 515 (361) 368 Credit costs 49 33 45 Net income/(loss) ($1,244) ($664) ($676) $ O/(U)

Outlook1 10 1 See notes 1 and 4 on slide 11 Firmwide 1 Expect FY2021 net interest income to be ~$52.5B, market dependent 2 Expect FY2021 Card NCO rate of <2.5% 3 Expect FY2021 adjusted expense of ~$71B, market dependent

Notes on non-GAAP financial measures 11 1. rat Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable- receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a t 2. Second- -GAAP financial measures. The credit reserve releases represent the portion of the provision for credit losses attributable to the change in allowance for credit losses. Excluding credit reserve releases resulted in a decrease of $2.3B (after tax) to reported net income from $11.9B to $9.6B; a decrease of $0.75 per share to reported EPS from $3.78 to $3.03; and a decrease of 5% to ROTCE from 23% to 18%. Management believes these measures provide useful information to investors and analysts results 3. ach non-GAAP financial measures. nd identifiable intangible assets (other than TCE, see page 9 of the Earnings Release rep period-end divided by common shares at period-end. Book value per share was $84.85, $ 82.31 and $76.91 at June 30, 2021, March 31, 2021 and June 30, 2020, f equity 4. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense excludes Firmwide legal expense of $185mm, $28mm and $118mm for the three months ended June 30, 2021, March 31, 2021 expense as a percentage of adjusted managed net revenue. Management believes this information helps investors understand the effect of these items on reported 5. -of- luding the impact of consolidated Firm-administered multi- rage ratio

Additional notes

1. Reflects the relief provided by the Federal Reserve Board (the "Federal Reserve") in response to the COVID-19 pandemic, including the CECL capital transition provisions that became effective in the first quarter of 2020. For the periods ended June 30, 2021, March 31, 2021 and June 30, 2020, the impact of the CECL capital transition provisions resulted in an increase to CET1 capital of $3.8B, $4.5B and $6.5B, respectively. Refer to Capital Risk Management on pages 36-41 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 for additional information on the Firm's capital metrics. Refer to Regulatory Developments Relating to the COVID-19 Pandemic on pages 52-53 and Capital Risk Management on pages 91-101 of the Firm's 2020 Form 10-K for additional information

2. Total excess high-quality liquid assets ("HQLA") represent the average eligible unencumbered liquid assets that are in excess of what is required to meet the estimated Firm and Bank total net cash outflows over a prospective 30 calendar-day period of significant stress under the LCR rule. HQLA and unencumbered marketable securities, includes the Firm's average eligible HQLA, other end-of-period HQLA-eligible securities which are included as part of the excess liquidity at the Bank that are not transferable to non-bank affiliates and thus excluded from the Firm's LCR under the LCR rule, and other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 42-46 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and on pages 102-108 of the Firm's 2020 Form 10-K for additional information

3. In the first quarter of 2021, the Firm reclassified certain deferred investment tax credits from accounts payable and other liabilities to other assets to be a reduction to the carrying value of certain tax-oriented investments. The reclassification also resulted in an increase in income tax expense and a corresponding increase in other income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation, including the Firm's effective income tax rate. The reclassification did not change the Firm's results of operations on a managed basis. Refer to page 2 of the Earnings Release Financial Supplement for further information

4. On December 18, 2020, the Federal Reserve announced that all large banks, including the Firm, could resume share repurchases commencing in the first quarter of 2021, subject to certain restrictions; the restrictions were extended and expired at the end of the second quarter of 2021. Refer to page 10 of the Earnings Release Financial Supplement for further information

5. In the fourth quarter of 2020, payment processing-only clients along with the associated revenue and expenses were realigned to CIB's Wholesale Payments business from CCB and CB. Prior-period amounts have been revised to conform with the current presentation. Refer to Business segment changes on page 65 of the Firm's 2020 Form 10-K for further information

6. In the third quarter of 2020, the Firm reclassified certain fair value option elected lending-related positions from trading assets to loans. Prior-period amounts have been revised to conform with the current presentation

7. In the fourth quarter of 2020, the Firm realigned certain wealth management clients from AWM to CCB. Prior-period amounts have been revised to conform with the current presentation. Refer to Business segment changes on page 65 of the Firm's 2020 Form 10-K for further information

8. The bridge book consisted of certain held-for-sale positions, including unfunded commitments, in CIB and CB

12

JPMORGAN CHASE & CO.

Additional notes on slides 5-7 13 Slide 5 Consumer & Community Banking 2. Actual numbers for all periods, not over/(under) 3. See note 6 on slide 12 4. Excludes Commercial Card 5. Includes the impact of loans originated under the PPP. For further information, see page 12 of the Earnings Release Financial Supplement 6. Included $1.3B, $9.3B and $21.5B of origination volume under the PPP for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively 7. Firmwide mortgage origination volume was $44.9B, $43.2B, $28.3B for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively Slide 6 Corporate & Investment Bank 2. Actual numbers for all periods, not over/(under) 3. See note 6 on slide 12 4. Client deposits and other third-party liabilities pertain to the Wholesale Payments and Securities Services businesses 5. Represents total merchant processing volume across CIB, CCB and CB 6. Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate. ALL/EOP loans as reported was 1.11%, 1.48%, and 2.16% at June 30, 2021, March 31, 2021 and June 30, 2020, respectively. See note 5 on slide 11 7. Effective July 1, 2020, the Firm refined the scope of VaR to exclude certain asset backed fair value option elected loans, and included them in other sensitivity-based measures to more effectively measure the risk from these loans. In the absence of this refinement, the average VaR for each of the following reported components would have been different by the following amounts: CIB fixed income of $2 million and $21 million, CIB trading VaR of $(1) million and $19 million and CIB VaR of zero and $20 million for the three months ended June 30, 2021 and March 31, 2021, respectively 8. See note 8 on slide 12 Slide 7 Commercial Banking 2. Actual numbers for all periods, not over/(under) 3. Includes the impact of loans originated under the PPP. For further information, see page 19 of the Earnings Release Financial Supplement 4. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 5. and do not align with regulatory definitions

Forward-looking statements 14 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & forth in the forward- materially from those described in the forward- Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which have been filed with the Securities and Exchange Commission and -web.com/financial- information/sec- Chase & Co. does not undertake to update any forward-looking statements.